                                                                    EXHIBIT 10.1

NOTE: The Company is seeking confidential treatment with respect to certain information contained in this agreement. Therefore, such information (which is identified by an asterisk) has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                    Drug Benefit Program Services Agreement
                    ---------------------------------------

     This Agreement is between Pro-Mark Drug Benefit Marketing Services, LLC, a Rhode Island limited liability company with offices at 25 North Road, Peace Dale, Rhode Island 02883 ("Pro-Mark"), and RxCare of Tennessee, Inc., a Tennessee corporation with offices at 226 Capitol Boulevard, Suite 510, Nashville, Tennessee 37219 ("RxCare").

                                   Recitals
                                   --------

A. Pro-Mark designs, implements, operates and manages programs providing for the provision of pharmaceutical services to persons covered by medical benefit plans, and services related thereto ("Drug Benefit Programs").

B. RxCare is a pharmacy-based organization which has implemented one or more Drug Benefit Programs for the medical benefit plans listed on Attachment 1
                                                                         -
("Existing RxCare Drug Benefit Programs").

C. RxCare and Pro-Mark desire for Pro-Mark to operate and manage the Existing RxCare Drug Benefit Programs, and for Pro-Mark to design, develop, implement and operate additional Drug Benefit Programs for RxCare and its participating pharmacies, on the terms and conditions set forth in this Agreement.

                                   Agreement
                                   ---------

     In consideration of the mutual promises contained in this Agreement, Pro-Mark and RxCare agree as follows:

1.   Definitions.  For purposes of this Agreement, the following terms will have
     -----------
the following meanings:

     (a)  "Drug Benefit Program":  see recital A.
                                               -

     (b)  "Existing RxCare Drug Benefit Program":  see recital B.
                                                               -

     (c) "Future RxCare Drug Benefit Program": an RxCare Drug Benefit Program implemented for a Plan other than a Plan listed on Attachment 1, or
                                                                        -
          for a class of covered persons other than the class(es) of persons presently covered by such a Plan, subsequent to the date of this Agreement.

     (d) "Network Services Agreement": an agreement between RxCare and a Participating Plan, pursuant to which RxCare agrees to arrange for the provision of pharmaceutical services to persons covered by the Plan, and to provide services related thereto, in return for the payment to RxCare and Participating Pharmacies of the compensation provided therein.

     (e) "Participating Pharmacy" or "Pharmacy": a pharmacy that is a party to a Participating Provider Agreement with RxCare.

     (f) "Participating Plan" or "Plan": a medical benefit plan which provides pharmaceutical-related benefits to persons covered by the Plan and which is a party to a Network Services Agreement with RxCare.

     (g) "Participating Provider Agreement": an agreement between RxCare and a Participating Pharmacy pursuant to which the Participating Pharmacy agrees to provide pharmaceutical services to persons covered by a Plan in return for the payment to the Pharmacy of the compensation provided therein.

     (h)  "Pro-Mark Services":  the services performed by Pro-Mark under Section
          2.1 of this Agreement.
          ---

2.   Pro-Mark Services.
     -----------------

2.1 Pro-Mark will operate and manage all Existing RxCare Drug Benefit Programs, and design, operate and manage all Future RxCare Drug Benefit Programs. The services performed by Pro-Mark under this Section 2.1 will consist of the
                                                  ---
following:

     (a) marketing, including the targeting and soliciting of Plans and Pharmacies for participation in Future RxCare Drug Benefit Programs;

     (b) negotiating amendments to and renewals of existing Network Services Agreements and/or Participating Provider Agreements for the Existing RxCare Drug Benefit Programs;

     (c) negotiating new Network Services Agreements and/or Participating Provider Agreements, and amendments to and renewals thereof, for Future RxCare Drug Benefit Programs;

     (d) except as otherwise expressly provided in this Agreement, exercising all rights and performing all obligations of RxCare under Network Services Agreements and Participating Provider Agreements relative to all

          Existing and Future RxCare Drug Benefit Programs, including but not limited to the following:

            (i) recommending and/or implementing the list of pharmaceutical services, and procedures for the provision of the same, to be included from time to time in the drug formulary or other list of pharmaceutical-related services covered by Participating Plans;

           (ii) providing, or arranging for third parties to provide, all services customarily associated with the processing of Participating Pharmacy claims, including but not limited to drug utilization review and prior authorization activities, implementation of formulary changes, Pharmacy training and Pharmacy check processing;

          (iii) receiving all amounts payable to RxCare from Plans in reimbursement of pharmaceutical services provided to persons covered by Plans and/or in compensation of the services related thereto performed by Pro-Mark on behalf of RxCare;

           (iv) paying, or arranging for Plans to pay, all amounts due Participating Pharmacies in reimbursement for pharmaceutical services provided to persons covered by the Plans; and

            (v) designing and administering, directly and/or on behalf of RxCare and Plans, rebate and other incentive programs with suppliers of pharmaceutical products and services to Pharmacies, including negotiating, entering into, performing and receiving payments under agreements with suppliers providing for the payment to Pro-Mark of rebates on the purchase of pharmaceutical products and services furnished to persons covered by the Plans.

     (e) using best efforts to obtain binding commitments from, or to otherwise cause, pharmaceutical manufacturers participating in the rebate programs referred to in Section 2.1(d)(v) to provide reasonable support to the educational programs and journal advertising of the Tennessee Pharmacists Association.

2.2  Except as otherwise provided in Section 3.1, all personnel and all
                                             ---
financial and other resources necessary to perform the Pro-Mark Services will be provided by Pro-Mark.

3.   Rights and Obligations of RxCare.
     --------------------------------

3.1 RxCare will provide reasonable support and assistance to Pro-Mark in the performance of the Pro-Mark Services, including but not limited to the following:

     (a) the use, for purposes related to the Existing and Future, RxCare Drug Benefit Programs, of any available or unused space, equipment, furniture fixtures and furnishings in, and maintenance of the lease to, the RxCare premises located at 226 Capitol Boulevard, Suite 510, Nashville, Tennessee;

     (b) assistance in communications and maintenance of relationships between Pro-Mark and the Pharmacies, Plans and other persons participating in Existing and Future RxCare Drug Benefit Programs; and

     (c) assistance, directly and through the Tennessee Pharmacists Association, in lobbying governmental officials and entities on matters related to the Existing and Future RxCare Benefit Programs.

3.2 RxCare will allow Pro-Mark discretion, in accordance with the Program policies established by RxCare, in the performance of the Pro-Mark Services and will execute such agreements and other documents, and take such other actions, as reasonably may be requested by Pro-Mark in connection with the performance of the Pro-Mark Services, subject to the following limitations:

     (a) RxCare reasonably may decline to execute any Network Services Agreement, Participating Provider Agreement, or amendment or renewal thereof, negotiated by Pro-Mark; and

     (b) RxCare will have the right to inspect and audit, or to cause a third party to inspect and audit, the books, records and affairs of Pro-Mark for the purpose of determining Pro-Mark's compliance or non-compliance with the terms and conditions of this Agreement, including but not limited to the terms and conditions of compensation to Pro-Mark set forth in Section 4.
                           -

3.3 RxCare will maintain its corporate existence and a board of directors and will retain, exercise and perform all of rights and obligations not granted to, exercise and performed by Pro-Mark under this Agreement, including but not limited to the right to establish and collect from Pharmacies the membership fees provided in the Participating Provider Agreements.

4.   Pro-Mark Compensation.
     ---------------------

4.1 For the Pro-Mark Services, Pro-Mark will have the right to retain all revenues received by Pro-Mark in accordance with this Agreement, which remain after payment or deduction of the following:

     (a) a one-time contribution to the Tennessee Pharmacists Association's Research and Education Foundation in the amount of twenty-five thousand dollars ($25,000.00);

     (b) the amount of [*] dollars ($[*]) payable to RxCare each for as long as Pro-Mark uses the real and personal property described in Section 3.1(a);
          ------

     (c) all amounts payable by Pro-Mark to Pharmacies under Sections 2.1(d)(ii) and (iv);
          ----------     ----

     (d) all other reasonable costs and expenses incurred or paid by Pro-Mark in connection with the performance of the Pro-Mark Services, including selling, general and administrative expenses and other overhead expenses of Pro-Mark fairly allocable to the performance of the Pro-Mark Services, and excluding only taxes imposed on the income derived therefrom by Pro-Mark; and

     (e) an amount, payable to RxCare on or before March 31 of each year, equal to [*] percent ([*]%) of the revenues received by Pro-Mark in the immediately preceding calendar year from the performance of the Pro-Mark Services specified in Section 2.1(d), which remain after payment
                                             ------
          or deduction of the amounts provided in (a) through (d) above for such year (excluding the amount set forth in (a) subsequent to the year of payment thereof).

4.2 Pro-Mark will furnish RxCare pro-forma statements of revenue and expenses calculated in the manner provided herein, for the period and for the year-to-date, together with such further information as reasonably may be requested by RxCare, within thirty (30) days of the end of each calendar quarter.

4.3 Any dispute between the parties with respect to the amount deducted by Pro-Mark under Section 4.1(d) will be settled by arbitration. The parties will
                   ------
first attempt to agree on a single arbitrator to settle the dispute. If the parties are unable to agree, each party will select one arbitrator, the two arbitrators so chosen will select a third arbitrator and the decision of the majority will be final and binding upon the parties.

5.   Term and Termination.
     --------------------

5.1 This Agreement will be in effect from the date hereof until January 1, 1997, and will continue thereafter for successive periods of one year each, unless written notice of non-renewal is given by a party at least ninety (90) days before the expiration of the initial or any renewal term.

5.2  This Agreement will terminate prior to its scheduled expiration date:

     (a) upon breach by a party of any material provision of this Agreement and a failure to cure said breach within thirty days after written notice from the other party; or

     (b) upon the making an assignment for the benefit of creditors of either party or the filing of a petition of insolvency or bankruptcy by or against either party, which is not dismissed within sixty days; or

6.   Confidentiality; Use of Data.
     ----------------------------

6.1 Except as otherwise expressly provided in this Agreement, neither party will ever use or disclose any confidential information disclosed to or otherwise obtained by a party under or in connection with this Agreement, which relates to the other party and/or its business, operations, personnel, finances, income, expenditures, products, or services. Immediately upon termination of this Agreement, each party will deliver to the other party all records and other things, including copies, containing confidential information of the other party, then within its possession or control.

6.2 RxCare hereby grants Pro-Mark a perpetual royalty-free, non exclusive sublicense of any and all of its rights in and to the claims data, prescription data and other data created or obtained by RxCare or Pro-Mark as a result of the performance of Pro-Mark Services. Pro-Mark will have the unrestricted right to use these data in the manner and to the extent permitted by applicable law, without additional obligation to RxCare.

7.   Representations and Warranties.
     ------------------------------

     Each party represents and warrants that its execution of this Agreement has not breached, and that its performance of this Agreement will not breach, any duty owed by it to any other individual or entity under any law, regulation, court order, agreement or otherwise, and agrees to indemnify and hold harmless the other party from any claims, demands, costs, judgments, liabilities, losses, attorneys' fees and costs incurred by the other party as the result of a breach of this warranty.

8.   Miscellaneous.
     -------------

8.1 Any notice given under this Agreement shall be in writing and deemed given when delivered personally, or mailed certified mail, return receipt requested, to a party at the address set forth below or subsequently specified in a notice given in such manner:

     If to Pro-Mark:                      If to RxCare:
     --------------                       ------------

     E. David Corvese                     Gary Cripps
     President                            Chairman
     Pro-Mark                             RxCare of Tennessee, Inc.
     25 North Road                        226 Capitol Blvd., Suite 510
     Peace Dale, RI 02883                 Nashville, TN 37219

8.2 A party may not assign any of its rights or obligations under this Agreement, except to a parent, subsidiary or affiliate, without the prior written consent of the other party.

8.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and respective successors and permitted assigns.

8.4 This Agreement contains the entire understanding and agreement of the parties. No other further agreements or understandings between the parties with respect to the subject matter of this Agreement shall be valid or enforceable nor may any term or provision hereof be altered, changed, or waived except by an instrument in writing signed by the parties.

8.5 It is understood and agreed by the parties hereto that if any part, term, or provision of this Agreement is illegal, the validity of the remaining provisions shall be construed and enforced as if the Agreement did not contain the particular part, term, or provision held to be illegal.

8.6 Titles to the paragraphs in this Agreement are solely for convenience and do not constitute a substantive part of this Agreement.

     IN WITNESS WHEREOF, the partes hereto have caused this Agreement to be executed by their duly authorized representatives as of the 1st day of March, 1994.


Pro-Mark Drug Benefit                      RxCare of Tennessee, Inc.
Marketing Services, LLC


/s/ E. David Corvese                       /s/ Gary Cripps
- ---------------------------                ---------------------
E. David Corvese, President                Gary Cripps, Chairman

                                 Attachment 1
                                 ------------
                   Existing Drug Benefit Programs of RxCare
                   ----------------------------------------


1.   Public Programs (TennCare)

     a.   Access MedPlus (Tennessee Primary Care Network, Inc.)
     b.   Advantage Care (Phoenix Holdings, Inc.)
     c.   Preferred Health Partnership of Tennessee, Inc.
     d.   Affordable Health Care Corporation
     e.   TLC Family Care Healthplan (Memphis Managed Care Corporation)
     f.   Health Net, Inc.
     g.   Vanderbilt Health Plans (VUMC Care, Inc.)
     h. John Deere Health Care (Heritage National Healthplan, Inc.) - Long Term Care Benefits Only
     i.   Blue Cross and Blue Shield of Tennessee

2.   Private Programs

     a.   Blue Cross and Blue Shield of Tennessee
     b.   All other current RxCare private programs

                                Amendment No. 1
                                ---------------
                                      to
                                      --
                    Drug Benefit Program Services Agreement
                    ---------------------------------------

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, being the parties to that certain Drug Benefit Program Services Agreement dated as of March 1, 1994 (the "SERVICE AGREEMENT"), hereby amend the Service Agreement effective January 1, 1995 as follows (where any term defined in the Service Agreement has the same meaning when used in this Amendment):


1. Sections 3.1(a) of the Service Agreement is hereby revised to read as follows:

     "(a) (i) through October 1995, the use of available or unused space, equipment, furniture, fixtures and furnishings in, and maintenance of the lease to, the RxCare premises located at 226 Capitol Boulevard, Suite 510, Nashville, Tennessee for which Pro-Mark will pay RxCare [*] ($[*]) dollars per month through October 1995, and (ii) thereafter, Pro-Mark will pay RxCare [*] ($[*]) dollars per month commencing November 1995;"

2.   Section 4.1 of the Service Agreement is hereby revised to read as follows:

     "4.1 For the Pro-Mark Services, Pro-Mark will have the right to retain all revenues received by Pro-Mark in accordance with this Agreement ("CONTRACT REVENUES") except that, in addition to the amounts payable by ProMark to RxCare under Section 3.1(a) hereof ("SERVICE PAYMENTS") and payable for calendar year 1994 under Section 4.1(e) hereof as it appeared prior to this Amendment ("OLD PROFIT PAYMENTS"), by the 31st of May of 1996 and of each succeeding year Pro-Mark shall make a payment (a "NEW PROFIT PAYMENT") to RxCare equal to the amount (if any) by which [*] ([*]%) percent of Cumulative Profit (if any) exceeds the sum of all previous Old and New Profit Payments (if any). As used herein, "CUMULATIVE PROFIT" means (i) total cumulative Contract Revenues hereunder during the period from January 1, 1995 through December 31 of the calendar year immediately preceding the Profit Payment date minus (ii) the sum of the following payments and
                         -----
     deductions payable or made with respect to said period:

     "(a) the twenty-five ($25,000) dollars contribution made by Pro-Mark under
          Section 4.1(a) as it appeared prior to this Amendment;

     "(b) all Service Payments;

     "(c) an amount per pharmacy claim processed on or after January 1, 1995 by Pro-Mark (or any parent, subsidiary or affiliate thereof) reflecting market prices as from time to time shall be mutually agreed upon in writing;

     "(d) all amounts payable by Pro-Mark to third-parties under Section
          2.1(d)(ii) (other than amounts payable to any Pro-Mark parent, subsidiary or affiliate for claims processing described in (b) above);

     "(e) all amounts payable by Pro-Mark to Pharmacies under Sections
          2.1(d)(iv);

     "(f) all other reasonable costs and expenses incurred or paid by Pro-Mark in connection with the performance of the Pro-Mark Services during calendar year 1994, including selling, general and administrative expenses and other overhead expenses of Pro-Mark fairly allocable to the performance of the Pro-Mark Services, and excluding only taxes imposed on the income derived therefrom by Pro-Mark;

     "(g) [*] ([*]%) percent of Contract Revenues during calendar year 1995, and [*] ([*]%) percent of all subsequent Contract Revenues, provided that such percentages will be adjusted by mutual agreement if the simple average of the number of persons covered by the RxCare Drug Benefit Programs at the beginning and end of a given calendar year deviates from the corresponding average for calendar year 1995 by more than [*] ([*]%) percent.

3.   Section 5.1 of the Service Agreement is hereby revised to read as follows:

     5.1 This Agreement will be in effect from the date hereof until December 31, 1998, and will renew for successive one year periods on January 1st of 1999 and of each succeeding year unless and until written notice of non-renewal is given by a party at least ninety (90) days before the next renewal date.

4. The Service Agreement, as hereby amended, remains in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of January 1, 1995.


Pro-Mark Holdings, Inc.                      RxCare of Tennessee, Inc.



By /s/ Richard H. Krupski                    By /s/ Gary Cripps
  ---------------------------                  -------------------
Richard H. Krupski, President                Gary Cripps, Chairman

                                Amendment No. 2
                                       to
                    Drug Benefit Program Services Agreement

     In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, being the parties to that certain Drug Benefit Program Services Agreement dated as of March 1, 1994 (the "Service Agreement"), hereby amend the Service Agreement effective January 1, 1996 as follows (where any term defined in the Service Agreement has the same meaning when used in this Amendment):

A new section 4.4 is added to Section 4 of the Agreement as follows:

     "4.4 Pro-Mark is not liable, in whole or in part, for any cost, loss or expense incurred by RxCare between January 1, 1995 and March 31, 1995 pursuant to RxCare's agreement with Blue Cross and Blue Shield of Tennessee ("BCBST") to provide pharmaceutical benefit services. RxCare acknowledges and agrees that such cost, loss and expense incurred by RxCare during that period pursuant to the BCBST contract is the sole obligation and responsibility of RxCare."

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

Pro-Mark Holdings, Inc.                  RxCare of Tennessee, Inc.
(Successor to Pro-Mark Drug Benefit
Marketing Services, LLC


By /s/ Richard H. Krupski                By /s/ Gary Cripps
  -----------------------------            ---------------------
  Richard H. Krupski, President            Gary Cripps, Chairman